UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SunPower Corporation

(Exact name of registrant as specified in its charter)

California (prior to reincorporation) Delaware (after reincorporation)	94-3008969
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

430 Indio Way

Sunnyvale, California 94085

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-127854

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, $0.001 par value per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Class A Common Stock, $0.001 par value per share (the “Class A Common Stock”), of SunPower Corporation (the “Registrant”) contained under the caption “Description of Capital Stock” in the Prospectus (subject to completion) that forms a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-127854) filed on October 31, 2005, as amended (the “Registration Statement”), together with the description contained under such caption included in the form of final prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Number	Exhibit
1(a)	Articles of Incorporation of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.(i)1 of the Registration Statement).

1(b)	Form of Restated Certificate of Incorporation of the Registrant, to be effective upon the closing of the offering to which the Registration Statement relates (incorporated herein by reference to Exhibit 3.(i)2 of the Registration Statement).

2(a)	Bylaws of Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.(ii)1 of the Registration Statement).

2(b)	Form of Amended and Restated Bylaws of the Registrant, to be effective upon the closing of the offering to which the Registration Statement relates (incorporated herein by reference to Exhibit 3.(ii)2 of the Registration Statement).

3	Form of Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 31, 2005

SunPower Corporation

By	/s/ Emmanuel T. Hernandez
Emmanuel T. Hernandez
Chief Financial Officer

INDEX TO EXHIBITS

Number	Exhibit
1(a)	Articles of Incorporation of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.(i)1 of the Registration Statement).

1(b)	Form of Restated Certificate of Incorporation of the Registrant, to be effective upon the closing of the offering to which the Registration Statement relates (incorporated herein by reference to Exhibit 3.(i)2 of the Registration Statement).

2(a)	Bylaws of Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.(ii)1 of the Registration Statement).

2(c)	Form of Amended and Restated Bylaws of the Registrant, to be effective upon the closing of the offering to which the Registration Statement relates (incorporated herein by reference to Exhibit 3.(ii)2 of the Registration Statement).

3	Form of Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registration Statement).